As filed with the Securities and Exchange Commission on July 27, 2020

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CHURCHILL CAPITAL CORP IV

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other Jurisdiction of Incorporation)	85-0891392 (I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor New York, NY (Address of principal executive office)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one redeemable warrant	New York Stock Exchange
Class A common stock, par value $0.0001 per share	New York Stock Exchange

Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-236153

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock, of Churchill Capital Corp IV (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-239856), originally filed with the Securities and Exchange Commission on July 14, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
3.3	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
10.3	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
10.4	Registration Rights Agreement among the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHURCHILL CAPITAL CORP IV

By:	/s/ Jay Taragin
Name:	Jay Taragin
Title:	Chief Financial Officer

Date: July 27, 2020

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
3.3	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
10.3	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)
10.4	Registration Rights Agreement among the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239856), filed with the Securities and Exchange Commission on July 14, 2020)